Exhibit 10.1

Execution Version

COOPERATION AGREEMENT

This COOPERATION AGREEMENT (this “Agreement”) is made and entered into as of February 27, 2025, by and between TPI Composites, Inc., a Delaware corporation (the “Company”), Dere Construction Taahhut A.S., Zeki Bora Turan, Emre Birhekimoglu, and Alp Kirmizioglu (collectively with each of their respective Affiliates and Associates, the “Investor Group”). Unless otherwise defined, capitalized terms shall have the meanings given to them in Section 8(a).

RECITALS

WHEREAS, on February 12, 2025, certain members of the Investor Group filed a Schedule 13D with the SEC with respect to the Company; and

WHEREAS, the Company and the Investor Group have determined to come to an agreement with respect to the matters set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. Nomination Notice Deadline. In connection with the execution and delivery of this Agreement, the Board of Directors of the Company (the “Board”) shall extend the deadline for notice of director nominations for consideration at the 2025 annual meeting of stockholders of the Company (the “2025 Annual Meeting”) under the Company’s Third Amended and Restated Bylaws (the “By-laws”) to March 31, 2025.

2. 2025 Annual Meeting. In connection with the execution and delivery of this Agreement, the Company agrees that it will not hold the 2025 Annual Meeting prior to June 15, 2025.

3. Standstill. During the period commencing on the date of this Agreement and ending on the date that is thirty (30) calendar days from the date of this Agreement (the “Standstill Period”), except as otherwise provided in this Agreement, without the prior written consent of the Board, each of the members of the Investor Group shall not, directly or indirectly:

(a) (i) acquire, offer or seek to acquire, agree to acquire or acquire rights to acquire (except by way of stock dividends or other distributions or offerings made available to holders of Voting Securities generally on a pro rata basis), directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a group, through swap or hedging transactions or otherwise, any Voting Securities (other than through a broad-based market basket or index) or any voting rights decoupled from the underlying Voting Securities that would result in the Investor Group owning or controlling more than 26.0% of the then-outstanding shares of Common Stock in the aggregate; or (ii) sell or otherwise transfer its shares of Common Stock, other than in open market sale transactions where the identity of the purchaser is not known and in underwritten widely dispersed public offerings, to any Third Party that, to the Investor Group’s knowledge (after due inquiry in connection with a private, non-open market transaction, it being understood that such knowledge shall be deemed to exist with respect to any publicly available information, including information in documents filed with the SEC), would result in such Third Party, together with its Affiliates and Associates, owning, controlling or otherwise having any beneficial or other ownership interest in the aggregate of more than 4.9% of the shares of Common Stock outstanding at such time or would increase the beneficial ownership interest of any Third Party who, together with its Affiliates and Associates, has a beneficial or other ownership interest in the aggregate of more than 4.9% of the shares of Common Stock outstanding at such time;

(b) (i) nominate, publicly recommend for nomination or give notice of an intent to nominate or recommend a person for election or removal at any Stockholder Meeting at which the Company’s directors are to be elected or otherwise seek representation on the Board; (ii) knowingly initiate, encourage or in any way participate in, directly or indirectly, any solicitation of proxies or consents in respect of any election contest or removal contest at any Stockholder Meeting with respect to the Company’s directors; (iii) submit, initiate, make or be a proponent of any stockholder proposal for consideration at, or bring any other business before, any Stockholder Meeting; (iv) knowingly initiate, encourage or participate in any solicitation of proxies or consents in respect of any stockholder proposal for consideration at, or other business brought before, any Stockholder Meeting; (v) knowingly initiate, encourage or participate in any “withhold,” “against,” “vote no,” defeat quorum or similar campaign with respect to any Stockholder Meeting; or (vi) knowingly encourage, advise or influence any other person or knowingly assist any person in so encouraging, advising or influencing any person with respect to the giving or withholding of any proxy, consent or other authority to vote or in conducting any type of referendum, binding or non-binding (other than such encouragement, advice or influence that is consistent with Company management’s recommendation in connection with such matter);

(c) other than participating in the existing Investor Group, form, join or in any way participate in any group or agreement of any kind with respect to any Voting Securities, including in connection with any election or removal contest with respect to the Company’s directors or any stockholder proposal or other business brought before any Stockholder Meeting (other than with the members of the Investor Group or one or more of their Affiliates and Associates who are instructed to comply with the terms and conditions of this Agreement);

(d) deposit any Voting Securities in any voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting thereof (other than any such voting trust, arrangement or agreement solely among members of the Investor Group and otherwise in accordance with this Agreement);

(e) seek publicly, alone or in concert with others, to waive, amend or modify any provision of the Charter or By-laws;

(f) acquire or engage in any transaction involving any Synthetic Equity Interests resulting in the Investor Group having economic ownership of more than 26.0% of the Voting Securities or any Short Interests in the Company;

(g) make any request for stock list materials or other books and records of the Company under the DGCL or other statutory or regulatory provisions, providing for shareholder or director access to inspect certain books and records;

(h) make any proposal or public statement or otherwise seek to encourage, advise or assist any person in so encouraging or advising with respect to proposals or public statements related to: (A) any change in the number or term of directors serving on the Board or the filling of any vacancies on the Board, (B) any change in the capitalization or dividend policy of the Company, (C) any change in the Company’s management, business, performance, capital structure, corporate governance policies or compensation practices, (D) any Extraordinary Transaction or any material acquisition of any assets or businesses of the Company or any of its subsidiaries, (E) a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange, (F) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act, (G) the 2025 Annual Meeting or any of the matters being considered at the 2025 Annual Meeting, or (H) any intent, purpose, plan or proposal that is inconsistent with the standstill provisions of this Agreement;

(i) (A) knowingly initiate, make or in any way participate, directly or indirectly, any Extraordinary Transaction or make, directly or indirectly, any proposal, either alone or in concert with others, to the Company or the Board that would reasonably be expected to require a public announcement or disclosure regarding any such matter, or (B) effect or seek to effect, offer or propose to effect, knowingly cause or participate in, or in any way knowingly assist or facilitate any other person to effect or seek, offer or propose to effect or participate in, any (i) material acquisition of any assets or businesses of the Company or any of its subsidiaries; (ii) tender offer or exchange offer, merger, acquisition, share exchange or other business combination involving any of the Voting Securities or any of the material assets or businesses of the Company or any of its subsidiaries; or (iii) recapitalization, restructuring, liquidation, dissolution or other material transaction with respect to the Company or any of its subsidiaries or any material portion of its or their businesses;

(j) enter into any negotiations, agreements or understandings with any Third Party with respect to the foregoing, or advise, assist, encourage or seek to persuade any Third Party to take any action with respect to any of the foregoing, or otherwise take or cause any action inconsistent with any of the foregoing; or

(k) publicly make or in any way advance publicly any request or proposal that the Company or the Board amend, modify or waive any provision of this Agreement; or

Notwithstanding anything in this Agreement to the contrary, the restrictions in this Agreement shall not prevent the members of the Investor Group from (1) making any factual statement (a) as required by applicable legal process, subpoena or Legal Requirement (as defined below) from any governmental authority with competent jurisdiction over the party from whom information is sought (so long as such request did not arise as a result of action by any of the members of the Investor Group) or (b) on a confidential basis, to the limited partners and other bona fide investors of controlled Affiliates of the Investor Group, (2) making any confidential communication to the Company or its directors or officers that would not be reasonably expected to trigger public disclosure obligations for either party and (3) tendering shares, receiving payment for shares or otherwise participating in any such transaction on the same basis as the other stockholders of the Company or from participating in any such transaction that has been approved by the Board, subject to the other terms of this Agreement.

4. Governing Law; Jurisdiction; Jury Waiver. This Agreement, and any disputes arising out of or related to this Agreement (whether for breach of contract, tortious conduct or otherwise), shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to its conflict of laws principles. The parties agree that exclusive jurisdiction and venue for any Legal Proceeding arising out of or related to this Agreement shall exclusively lie in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or, if jurisdiction is vested exclusively in the Federal courts of the United States, the Federal courts of the United States sitting in the State of Delaware, and any appellate court from any such state or Federal court. Each party waives any objection it may now or hereafter have to the laying of venue of any such Legal Proceeding, and irrevocably submits to personal jurisdiction in any such court in any such Legal Proceeding and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any court that any such Legal Proceeding brought in any such court has been brought in any inconvenient forum. Each party irrevocably consents to accept service of process in any such Legal Proceeding by first class certified or registered mail, postage prepaid, return receipt requested, addressed to it at the address set forth on the signature pages attached hereto. Nothing contained herein shall be deemed to affect the right of any party to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT. Each of the parties irrevocably agrees that, subject to any available appeal rights, any decision, order, or judgment issued by such above named courts shall be binding and enforceable, and irrevocably agrees to abide by any such decision, order, or judgment.

5. Specific Performance. Each party to this Agreement acknowledges and agrees that the other party would be irreparably injured by an actual breach of this Agreement by the first-mentioned party or any of its Representatives and that monetary remedies may be inadequate to protect either party against any actual or threatened breach or continuation of any breach of this Agreement. Without prejudice to any other rights and remedies otherwise available to the parties under this Agreement, each party shall be entitled to equitable relief by way of injunction or otherwise and specific performance of the provisions hereof upon satisfying the requirements to obtain such relief without the necessity of posting a bond or other security, if the other party or any of its Representatives breach or threaten to breach any provision of this Agreement. Such remedy shall not be deemed to be the exclusive remedy for a breach of this Agreement, but shall be in addition to all other remedies available at law or equity to the non-breaching party.

6. Certain Definitions and Interpretations.

(a) As used in this Agreement the following terms when used herein will have the respective meanings set forth below:

“Affiliate” and “Associate” (and any plurals thereof) have the meanings ascribed to such terms under Rule 12b-2 promulgated by the SEC under the Exchange Act and shall include all persons or entities that at any time during the Standstill Period become Affiliates or Associates of any applicable person or entity referred to in this Agreement; provided, however, that the term “Associate” shall refer only to Associates controlled by the Company or the members of the Investor Group, as applicable; provided, further, that, for purposes of this Agreement, the members of the Investor Group shall not be Affiliates or Associates of the Company and the Company shall not be an Affiliate or Associate of the members of the Investor Group.

“beneficial ownership,” “group,” “participant,” “person,” “proxy” and “solicitation” (and any plurals or variations thereof) have the meanings ascribed to such terms under the Exchange Act and the rules and regulations promulgated thereunder, provided, that the meaning of “solicitation” shall be without regard to the exclusions set forth in Rules 14a-1(l)(2)(iv) and 14a-2 under the Exchange Act, as of the date of this Agreement.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or obligated to be closed by applicable law.

“Charter” means the Company’s Amended and Restated Certificate of Incorporation, as may be amended from time to time.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

“DGCL” means the Delaware General Corporation Law, as may be amended from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Extraordinary Transaction” means any tender offer, exchange offer, merger, consolidation, acquisition, business combination, sale, recapitalization, restructuring, or other transaction with a Third Party that, in each case, results in a change in control of the Company or the sale of substantially all of its assets.

“parties” means the Company, the Investor Group, and each of the members of the Investor Group (it being understood that the Investor Group and its members shall be deemed a single party as the context requires).

“Representatives” means (i) a person’s Affiliates and Associates and (ii) its and their respective directors, officers, employees, principals, partners, members, managers, consultants, legal or other advisors, agents and other representatives acting in a capacity on behalf of, in concert with or at the direction of such person or its Affiliates or Associates.

“SEC” means the U.S. Securities and Exchange Commission.

“Short Interests” means any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Company’s equity securities by, manage the risk of share price changes for, or increase or decrease the voting power of, such person with respect to the shares of any class or series of the Company’s equity securities, or that provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Company’s equity securities.

“Stockholder Meeting” means each annual or special meeting of stockholders of the Company, or any action by written consent of the Company’s stockholders in lieu thereof, and any adjournment, postponement, rescheduling or continuation thereof.

“Synthetic Equity Interests” means any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such person, the purpose or effect of which is to give such person economic risk similar to ownership of equity securities of any class or series of the Company, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Company’s equity securities, or which derivative, swap or other transactions provide the opportunity to profit from any increase in the price or value of shares of any class or series of the Company’s equity securities, without regard to whether (i) the derivative, swap or other transactions convey any voting rights in such equity securities to such person; (ii) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such equity securities; or (iii) such person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions.

“Third Party” refers to any person that is not a party, a member of the Board, a director or officer of the Company, or legal counsel to any party to this Agreement.

“Voting Securities” means the Common Stock and any other securities of the Company entitled to vote in the election of directors.

(b) In this Agreement, unless a clear contrary intention appears, (i) the word “including” (in its various forms) means “including, without limitation;” (ii) the words “hereunder,” “hereof,” “hereto” and words of similar import are references in this Agreement as a whole and not to any particular provision of this Agreement; (iii) the word “or” is not exclusive; (iv) references to “Sections” in this Agreement are references to Sections of this Agreement unless otherwise indicated; (v) whenever the context requires, the masculine gender shall include the feminine and neuter genders; and (vi) all references to “days” shall be to calendar days unless otherwise indicated as a “Business Day.”

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties has executed this Agreement, or caused the same to be executed by its duly authorized representative, as of the date first above written.

THE COMPANY:

TPI COMPOSITES, INC.

By:	/s/ William E. Siwek
Name:	William E. Siwek
Title:	President and CEO

Address:

9200 E Pima Center Pkwy, Suite 250
Scottsdale, AZ 85258

INVESTOR GROUP:

DERE CONSTRUCTION TAAHHUT A.S.

By:	/s/ Zeki Bora Turan
Name: Zeki Bora Turan
Title: Chairman of the Board

By:	/s/ Zeki Bora Turan
Name: Zeki Bora Turan

By:	/s/ Emre Birhekimoglu
Name: Emre Birhekimoglu

By:	/s/ Alp Kirmizioglu
Name: Alp Kirmizioglu

Address: Akdeniz Mahallesi
Cumhuriyet Bulvarı
Bulvar iş hanı No:109/27
Konak IZMIR / TURKEY

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